EXHIBIT 99.B11-1


                                EXHIBIT 23(j)(1)
                      CONSENT OF PRICEWATERHOUSECOOPERS LLP



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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 34 to the registration statement on Form N-1A ("Registration Statement") of our report dated December 15, 1999, relating to the financial statements and financial highlights which appears in the October 31, 1999 Annual Report to Shareholders of the IDEX Mutual Funds (the "Fund"), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in the Prospectus and under the heading "Legal Counsel and Auditors" in the Statement of Additional Information.

/s/ PRICEWATERHOUSECOOPERS LLP
]------------------------------
PRICEWATERHOUSECOOPERS LLP

Kansas City, Missouri
FEBRUARY 25, 2000